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Pricing Supplement No. 1                                          Rule 424(b)(2)

Dated: March 26, 2001                                 Registration No. 333-47336

(To Prospectus dated October 16, 2000, and Prospectus Supplement dated February 28, 2001)

                             WELLS FARGO & COMPANY

                          Medium-Term Notes, Series C

                              Floating Rate Notes


Principal Amount:             $1,200,000,000

Proceeds to Company:          $1,200,000,000

Original Issue Date:          3/29/2001

Stated Maturity:              3/31/2003

Form:                         Book Entry

Base Rate:                    LIBOR Telerate page 3750

Initial Interest Rate:        4.93%

Interest Payment Dates:       29th day of March, June, September, and December,
                              commencing June 29, 2001

Regular Record Dates:         Fifteen calendar days preceding each Interest
                              Payment Date

Interest Determination
Dates:                        Second London Banking Day preceding each
                              Interest Reset Date

Interest Reset Dates:         29th day of March, June, September, and December,
                              commencing June 29, 2001

Index Maturity:               3-month

Spread:                       +7 bp

Agent:                        Lehman Bros.

Currency:                     U.S. Dollars

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Other Terms:  CUSIP #94974BAL4
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